UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2025

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b - 2 of the Securities Exchange Act of 1934 (17 CFR 240.12b - 2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 18, 2025, in connection with its ongoing efforts to reduce short-term spending, Charles & Colvard, Ltd. (the “Company”) entered into amendments (the “Amendments”) to the employment agreements (the “Original Agreements”) of each of Don O’Connell, the Company’s President and Chief Executive Officer, and Clint J. Pete, the Company’s Chief Financial Officer, pursuant to which 25% of Mr. O’Connell’s base salary and 20% of Mr. Pete’s base salary will be deferred and payable upon the earlier of (i) March 15, 2026, (ii) the consummation of a Change of Control, pursuant to the Original Agreements, or (iii) at the discretion of the Company’s board of directors (the “Board”). The Amendments apply to the respective base salaries earned by Mr. O’Connell and Mr. Pete beginning March 3, 2025, and continue until such date as the Board may determine.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Second Amendment to 2020 Amended and Restated Employment Agreement, dated March 18, 2025, by and between Charles & Colvard, Ltd. and Don O’Connell
10.2	Third Amendment to 2017 Employment Agreement, dated March 18, 2025, by and between Charles & Colvard, Ltd. and Clint J. Pete
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 20, 2025	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer